Exhibit 1(f)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.
                              ARTICLES OF AMENDMENT

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The charter of the Corporation, as heretofore amended, is hereby amended by striking out in its entirety ARTICLE V and inserting in lieu thereof the following:

                                    ARTICLE V
                                  CAPITAL STOCK

                  The total number of share of all classes of stock, including those previously authorized, which the Corporation shall have authority to issue is Nine Hundred Million (900,000,000) shares of a par value of Ten Cents ($.10) per share and an aggregate par value of Ninety Million Dollars ($90,000,000). The shares shall be divided into three classes of Common Stock which are designated as Insured Portfolio Common Stock, High Yield Portfolio Common Stock, and Limited Maturity Portfolio Common Stock, as follows:

         Class                                       Number of Authorized Shares
         -----                                       ---------------------------
Insured Portfolio Common Stock......................         300,000,000
High Yield Portfolio Common Stock...................         300,000,000
Limited Maturity Portfolio Common Stock.............         300,000,000

                  (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock irrespective of the class then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class, except that
(1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual class; and (2) when the matter does not affect any interest of a particular class, then only stockholders of the affected class shall be entitled to vote thereon.

                  (b) Each class of stock of the Corporation shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

                           (1) All consideration received by the Corporation for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereon and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books


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         of  account  of the  Corporation.  Such  assets,  payments  and  funds, including any proceeds derived from the sale, exchange or liquidation thereof and any asset derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                           (2) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and the payment of them being wholly in the discretion of the Board of Directors.

                                    (i) Dividends or  distributions on shares of
                  any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

                                    (ii) Inasmuch as one goal of the Corporation
                  is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class or stock has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from one or both of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

                           (3) In the event of the liquidation or dissolution of the Corporation, holders of each class of stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the holders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined in accordance with the charter of the Corporation.

                           (4) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes determined in accordance with the charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued


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         expenses and reserves,  as to the  allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

                  SECOND: The charter of the Corporation, as heretofore amended, is hereby amended by striking out in its entirety ARTICLE X and inserting in lieu thereof the following:

                                    ARTICLE X

                                    AMENDMENT

                  The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in its charter, of any outstanding stock. Charter amendments must be approved by a majority vote of all Shareholders entitled to vote on the matter involved.

                  THIRD: The amendments of the charter of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                  FOURTH:

                  (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

         Five Hundred Million (500,000,000) shares of capital stock divided into three classes of Common Stock each of which, with the exception of the class designated as Insured Portfolio Common Stock, consists of One Hundred Million (100,000,000) shares of the par value of Ten Cents ($.10) per share. The class of common stock designated as Insured Portfolio Common Stock consists of Three Hundred Million (300,000,000) shares of the par value of Ten Cents ($.10) per share.

                  (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

         Nine Hundred Million (900,000,000) shares of capital stock divided into three classes of common stock each of which consists of Three Hundred Million (300,000,000) shares of the par value of Ten Cents ($.10) per share.

                  (c) The information required pursuant to ss. 2-607(b)(2)(i) of the General Corporation Law of Maryland was not changed by the foregoing amendment.


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                  In witness  whereof:  MERRILL LYNCH  MUNICIPAL BOND FUND, INC.
has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested by its Secretary on January 28, 1987.

                                        MERRILL LYNCH MUNICIPAL BOND FUND, INC.


                                        By: /s/ Terry K. Glenn
                                            ------------------------------
                                            Terry K. Glenn
                                            Executive Vice President
Attest:


/s/ Mark B. Goldfus
---------------------------------
Mark B. Goldfus, Secretary

                  The undersigned, Executive Vice President of MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        MERRILL LYNCH MUNICIPAL BOND FUND, INC.


                                        By: /s/ Terry K. Glenn
                                            ------------------------------
                                            Terry K. Glenn
                                            Executive Vice President


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